UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2021

Harvest Capital Credit Corporation

(Exact name of Registrant as specified in its charter)

Delaware	814-00985	46-1396995
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Park Avenue 5th Floor New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 906-3589

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.001 per share	HCAP	NASDAQ Global Market
6.125% Notes due 2022	HCAPZ	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of Material Definitive Agreement

The information in this Current Report on Form 8-K set forth under Item 2.01 is incorporated herein by reference into this Item 1.02.

Investment Advisory Agreement

On June 9, 2021, in connection with the consummation of the transactions contemplated by the Merger Agreement (as defined below), the Investment Advisory and Management Agreement, dated as of April 29, 2013, by and between Harvest Capital Credit Corporation (the “Company”) and HCAP Advisors LLC (the “Adviser”) was terminated.

Administration Agreement

On June 9, 2021, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Administration Agreement, dated as of April 29, 2018, by and the Company and the Adviser was terminated.

Loan and Security Agreement

Immediately prior to and in connection with the completion of the First Merger (as defined below), with all outstanding amounts due in connection with the Company’s Loan and Security Agreement, dated as of October 29, 2013 (as amended, restated and modified from time to time, the “Loan and Security Agreement”), with Pacific Western Bank, as agent and a lender, and each of the lenders from time to time party thereto, having been repaid in full, the Company terminated all commitments under the Loan and Security Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 9, 2021, the Company completed its previously announced merger with Portman Ridge Finance Corporation, a Delaware corporation (“PTMN”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 23, 2020, by and among the Company, PTMN, Rye Acquisition Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of PTMN (“Acquisition Sub”), and Sierra Crest Investment Management LLC, a Delaware limited liability company and the external investment adviser to PTMN (“Sierra Crest”). Pursuant to the Merger Agreement, Acquisition Sub was merged with and into the Company, with the Company continuing as the surviving corporation and a direct wholly owned subsidiary of PTMN (the “First Merger”). Immediately following the First Merger, the Company was merged with and into PTMN, with PTMN continuing as the surviving corporation (the “Second Merger” and, together with the First Merger, the “Mergers”). As a result of, and as of the effective time of, the Second Merger, the Company’s separate corporate existence ceased.

In accordance with the terms of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), holders of shares of the Company’s common stock, par value $0.001 per share (the “HCAP Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held by a subsidiary of the Company or held, directly or indirectly, by PTMN or Acquisition Sub and all treasury shares (collectively, “Cancelled Shares”)) had their shares of HCAP Common Stock converted to the right to receive, in the aggregate, (1) $18,537,512.65 in cash payable by PTMN (the “PTMN Cash Consideration”), (2) 15,252,453 validly issued, fully paid and non-assessable shares of PTMN’s common stock, par value $0.01 per share (the “PTMN Stock Consideration” and, together with the PTMN Cash Consideration, the “PTMN Consideration”) and (3) $2.15 million in cash payable by Sierra Crest.

With respect to the PTMN Consideration, record holders of shares of HCAP Common Stock were entitled, with respect to all or any portion of the shares of HCAP Common Stock held as of the Effective Time, to make an election to receive payment for their shares of HCAP Common Stock in cash (an “Election”), subject to the conditions of and certain adjustment mechanisms set forth in the Merger Agreement. Any record holder of shares of HCAP Common Stock who did not validly make an Election was deemed to have elected to receive shares of the PTMN’s common stock with respect to the PTMN Consideration as payment for their shares of HCAP Common Stock. Each share of HCAP Common Stock (other than a Cancelled Share) with respect to which an Election was made was treated as an “Electing Share” and each share of HCAP Common Stock (other than a Cancelled Share) with respect to which an Election was not made or that was transferred after the election deadline on June 2, 2021 was treated as a “Non-Electing Share.”

Pursuant to the conditions of and adjustment mechanisms in the Merger Agreement, 475,806 Electing Shares were converted to Non-Electing Shares for purposes of calculating the total mix of consideration to be paid to each Electing Share in order to ensure that the value of the aggregate PTMN Cash Consideration paid to holders of the Electing Shares equaled the aggregate cash consideration that the Company received from PTMN under the terms of the Merger Agreement. Applying such adjustment among all stockholders who hold Electing Shares, pro rata based on the aggregate number of Electing Shares held by each such stockholder, each Electing Share was converted into the right to receive $7.43 in cash and 0.74 shares of PTMN’s common stock (with cash payable in lieu of fractional shares). Each Non-Electing Share was converted into the right to receive 3.86 shares of PTMN’s common stock.

The foregoing description of the Mergers and the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on December 28, 2020, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing.

In connection with the closing of the transactions contemplated by the Merger Agreement, on June 9, 2021, the Company notified the Nasdaq Global Market (“Nasdaq”) of the consummation of Mergers and requested that Nasdaq file with the U.S. Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration on June 9, 2021 to effect the delisting of HCAP Common Stock from Nasdaq and the deregistration of HCAP Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the deregistration of HCAP Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. The information contained in Item 2.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information in this Current Report on Form 8-K set forth under Items 2.01 and 3.01 is incorporated herein by reference into this Item 3.03.

On June 9, 2021, PTMN entered into a third supplemental indenture (the “Third Supplemental Indenture”) by and between PTMN and U.S. Bank National Association, as trustee (the “Trustee”), effective as of the closing of the Mergers. The Third Supplemental Indenture relates to PTMN’s assumption of $28.75 million in aggregate principal amount of the Company’s 6.125% Notes due September 15, 2022 (the “Notes”).

Pursuant to the Third Supplemental Indenture, PTMN expressly assumed the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Notes and the performance of the Company’s covenants under the base indenture, dated as of January 27, 2015 (the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the second supplemental indenture, dated as of August 24, 2017 (the “Second Supplemental Indenture”), by and between the Company and the Trustee. The Notes may be redeemed by PTMN at any time at par value plus accrued and unpaid interest. No change of control offer was required to be made in respect of the Notes in connection with the consummation of the Mergers.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the form of Base Indenture, the Second Supplemental Indenture, providing for the issuance of the Notes, and the Third Supplemental Indenture, relating to PTMN’s assumption of the Notes, copies of which, including the form of Notes related thereto, are incorporated by reference as Exhibits 4.1 through 4.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the First Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of PTMN. The information contained in Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, (i) each of the officers and directors of the Company ceased to be officers and directors of the Company and (ii) the officers and directors of Acquisition Sub, each as of immediately prior to the Effective Time, became the directors and officers of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated and the bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Company (as the surviving corporation in the First Merger). The certificate of incorporation and bylaws of the Company (as the surviving corporation in the First Merger), each as in effect immediately following the Effective Time, are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 7, 2021, the Company held a special meeting of stockholders (the “Special Meeting”), where the Company’s stockholders approved the Merger Agreement and the transactions contemplated thereby. The issued and outstanding shares of HCAP Common Stock entitled to vote at the Special Meeting consisted of 5,968,296 shares outstanding on the record date, April 16, 2021. The final voting results from the Special Meeting were as follows:

For	Against	Abstain
3,470,510	51,807	81,713

Because there because the Company received the votes necessary to approve the Merger Agreement and the transactions contemplated thereby at the Special Meeting, no vote on the adjournment of the Special Meeting was necessary.

Item 9.01. Financial Statements and Exhibits.

2.1*	Agreement and Plan of Merger, dated as of December 23, 2020, by and among Portman Ridge Finance Corporation, Rye Acquisition Sub Inc., Harvest Capital Credit Corporation and Sierra Crest Investment Management LLC. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 28, 2020)

3.1	Amended and Restated Certificate of Incorporation of Harvest Capital Credit Corporation

3.2	Amended and Restated Bylaws of Harvest Capital Credit Corporation

4.1	Form of Base Indenture between Harvest Capital Credit Corporation and U.S. Bank National Association (incorporated by reference to Exhibit (d)(2) to Pre-Effective Amendment No. 1 to Harvest Capital Credit Corporation’s Registration Statement on Form N-2, File No. 333-198362, filed on November 7, 2014)

4.2	Second Supplemental Indenture between Harvest Capital Credit Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 filed with Harvest Capital Credit Corporation’s Form 8-A filed on August 24, 2017)

4.3	Third Supplemental Indenture by and between Portman Ridge Finance Corporation and U.S. National Bank Association, as trustee (incorporated by reference to Exhibit 4.4 filed with Portman Ridge Finance Corporation’s Form 8-A on June 9, 2021)

*

Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portman Ridge Finance Corporation, as successor by merger to Harvest Capital Credit Corporation

Date: June 9, 2021	By:	/s/ Jason Roos
	Name:	Jason Roos
	Title:	Chief Financial Officer

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